Exhibit 10.21(c)

CERTAIN INFORMATION HAS BEEN OMITTED FROM THE VERSION OF THIS EXHIBIT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 3 TO EXCLUSIVE DISTRIBUTION AGREEMENT

This Amendment No. 3 is dated 1st October 2023 (the “Amendment”), and is between JOTEC GmbH, a wholly-owned subsidiary of Artivion, Inc., located at Lotzenäcker 23, 72379 Hechingen, Germany (“Distributor”) and Endospan, Ltd., located at Maskit St. 4 Herzlia Business Park, Herzlia, Israel 46733 (the “Company”). Each of Company and Distributor are sometimes hereinafter referred to individually as a “Party” and collectively as “Parties.”

RECITALS

a)The Parties desire to amend the Exclusive Distribution Agreement entered thereby dated September 11, 2019, as amended on August 31, 2020 and December 30, 2022 (collectively, the “Distribution Agreement”).

b)Capitalized terms used in this Amendment and not otherwise defined herein are used as defined in the Distribution Agreement.

AGREEMENT

Accordingly, the Parties agree as follows:

1. Amendment to Exhibit B. Exhibit B of the Distribution Agreement is hereby amended in its entirety by replacing it with Exhibit B-1 attached hereto.

2. Continuation of the Distribution Agreement. This Amendment shall be deemed an integral part of the Distribution Agreement. Except for the amendments specifically and explicitly made in this Amendment, the Distribution Agreement remains unchanged and in full effect.

3. General.

3.1 Authority. The Parties represent and warrant that they have the full power and authority to enter into this Amendment and that they can do so without violating or conflicting with any laws or other agreements to which they are a Party.

3.2 Entire Agreement. This Amendment, including its Exhibits and any attachments, constitutes the final, exclusive agreement between the parties on the matters contained in this Amendment. All earlier and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. For clarification purposes, neither this Section 3.2 nor any other provision of this Amendment amends Section 11.2 of the Distribution Agreement.

3.3 Severability. If any provision of this Amendment is determined to be illegal or unenforceable, the remaining provisions of this Amendment remain in full force, if the essential provisions of this Amendment for each Party remain legal and enforceable.

3.4 Choice of Law. The laws of Delaware, U.S.A. (without regard to its conflict of law principles) govern all matters arising from or relating to this Amendment. The state or federal courts of Delaware, U.S.A. will have exclusive jurisdiction over any dispute arising from or relating to this Amendment. Each Party knowingly, voluntarily, and intentionally waives its right to a trial by jury in any legal proceeding arising from or relating to this Amendment. This waiver applies to any legal proceeding, whether sounding in contract, tort, or otherwise. Each Party acknowledges that it has received the advice of competent counsel.

Each Party is signing this Amendment on the date stated below that Party’s signature.

Distributor: JOTEC GmbH	Company: Endospan, Ltd.
By: __/s/ Karl Will_________________________	By: ___/s/ Kevin Mayberry_______________
Name: Karl Will	Name: Kevin Mayberry
Title: Vice President of Sales & Marketing EMEA	Title: Chief Executive Officer
Date: __10.10.2023__________________________	Date: _____Oct. 18, 2023___________________

EXHIBIT B-1
TERRITORY

[Omitted]